UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    June 28, 2006

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2006, Appliance Recycling Centers of America, Inc. (ARCA) issued a press release announcing that San Diego Gas & Electric Company (SDG&E) has awarded ARCA a contract to continue providing appliance recycling services for SDG&E’s Appliance Recycling Program (Program), which has been extended through 2008. Under terms of the agreement, ARCA will recycle old, inefficient but working refrigerators, freezers and room air conditioners for SDG&E’s residential and small commercial customers throughout San Diego County and southern Orange County. ARCA is responsible for advertising the Program. ARCA is not assured of any minimum volume of appliances under the Program. A copy of the contract and press release are furnished as exhibits to this report.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS

(c)             Exhibits

Exhibit Number	Description
10.1	Agreement dated 5/24/2006 between San Diego Gas & Electric and the Company.
99.1	Press Release dated June 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Date: July 5, 2006	/s/ Linda Koenig
Linda Koenig, Chief Financial Officer